UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LEAP WIRELESS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

Pentwater Capital Management LP

Pentwater Growth Fund Ltd.

Pentwater Equity Opportunities Master Fund Ltd.

Oceana Master Fund Ltd.

LMA SPC for and on behalf of MAP 98 Segregated Portfolio

Matthew C. Halbower

Robert E. Switz

Richard R. Roscitt

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pentwater Capital Management LP, together with the other participants named in this Schedule 14A (collectively, “Pentwater”) is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of its director nominees to the board of directors of Leap Wireless International, Inc. (“Leap”) and to vote on four other proposals at Leap’s 2011 annual meeting of stockholders.  Leap stockholders should read Pentwater’s definitive proxy statement and its other publicly-filed proxy materials as they become available, because they contain important information.  Information regarding the direct and indirect interests of each participant in the solicitation of proxies by Pentwater is included in Pentwater’s proxy materials filed with the SEC.  Pentwater’s proxy materials and other SEC filings may be accessed without charge at the SEC’s website at www.sec.gov.  Pentwater’s proxy statement and GOLD proxy card are also available at www.ViewOurMaterial.com/pentwater-leap or by contacting Pentwater’s proxy solicitor, MacKenzie Partners, Inc., at its toll-free number (800) 322-2885 or at leap@mackenziepartners.com.

On July 19, 2011, Pentwater issued the attached press release.

FOR IMMEDIATE RELEASE	CONTACT
July 19, 2011	Pentwater Capital Management LP
David Zirin
312-589-6400
MacKenzie Partners, Inc.
Larry Dennedy
Dan Sullivan
800-322-2885

LEADING PROXY ADVISORY FIRM INSTITUTIONAL SHAREHOLDER SERVICES (ISS) RECOMMENDS LEAP WIRELESS INTERNATIONAL STOCKHOLDERS VOTE FOR THE PENTWATER DIRECTOR NOMINEES

Chicago, IL, July 19, 2011 — Pentwater Capital Management LP, an investment management firm based in Chicago, announced today that ISS, a leading independent proxy advisory firm, recommends that stockholders of Leap Wireless International NASDAQ (LEAP) vote “FOR” Pentwater’s director nominees.  Hundreds of major institutional investment firms, mutual funds and other fiduciaries rely on ISS recommendations.

“We are pleased that ISS supports our director nominees,” said Matthew C. Halbower, Chief Executive officer of Pentwater.  “We believe that this Board needs a fresh perspective and that our nominees’ experience and qualifications will provide it,” Halbower added.

In its July 18, 2011 report, ISS stated:

“Because the dissidents (Pentwater) have made a compelling case — based on the company’s financial underperformance, strategic and operating missteps, and shareholder-unfriendly changes to its governance provisions — that change at the board level is warranted, and have nominated candidates more likely to effect that change than the incumbent nominees, we recommend shareholders vote on the dissident (Pentwater) GOLD card to elect dissident (Pentwater) nominees Halbower, Switz and Roscitt.”

“In evaluating the hard evidence behind the dissident (Pentwater) critique, it seems clear that the dissident (Pentwater) has presented a strong case that a change of fortune for shareholders is unlikely without a substantial change in the boardroom.”

“Given his demonstrated willingness to demand accountability from the board and management team, as well as his clear-eyed assessment of where and how the current board and management team have failed, Halbower is the most obvious candidate to give unaffiliated shareholders a strong voice in the boardroom.”

From our perspective, any company should always try to attract and retain the best possible people.  Bob Switz, Rick Roscitt, and Matt Halbower are all current or former CEOs with years of experience.

Pentwater believes that they are substantially more qualified than Leap’s nominees.  Bob Switz and Rick Roscitt bring considerably more industry experience to Leap’s board than Leap’s own nominees.  This fact was recognized by ISS, which agreed that Pentwater’s nominees will bring much needed industry experience to Leap’s board:

“In presentations to shareholders the board asserts that the incumbent directors have telecom experience.  Other than the CEO, however, this experience appears to be largely their experience as directors of Leap, and much of that during the time when the company’s repeated operating and strategic stumbles have put it considerably behind its nearest peer, PCS.  Moreover, with its two newest nominees the board appears to have continued its pattern of nominating candidates without any operating experience in the industry.  The dissident (Pentwater), in sharp contrast, has explicitly identified two nominees — Switz and Roscitt — with extensive, relevant senior-level industry experience.”

ISS summarized its opinion by stating:

“Given the strong case the dissident (Pentwater) has presented that change is warranted, the significant, relevant industry operating experience of the two dissident (Pentwater) nominees, and the clear evidence that the third dissident (Pentwater) nominee will give unaffiliated shareholders a strong voice in the boardroom, we recommend shareholders vote on the dissident (Pentwater) GOLD card for dissident (Pentwater) nominees Switz, Roscitt and Halbower.”

The annual meeting of Leap Wireless International stockholders to consider and vote upon Pentwater’s director nominees and other matters will be held on July 28, 2011 at 8:30 a.m. EDT at the Kenwood Golf and Country Club, 5601 River Road, Bethesda, Maryland 20816.

Pentwater urges Leap Wireless shareholders to vote the GOLD proxy card

“FOR” the three Pentwater nominees.

Pentwater has filed a definitive proxy statement and related materials with the SEC in connection with Pentwater’s solicitation of proxies to elect its nominees to the Leap Board of Directors and to vote on four other proposals at Leap’s 2011 annual meeting.  Leap stockholders should read Pentwater’s definitive proxy statement and its other publicly-filed proxy materials as they become available, because they contain important information.  Information regarding the direct and indirect interests of Pentwater and each other participant in the solicitation of proxies by Pentwater is included in Pentwater’s proxy materials filed with the SEC.  Pentwater’s proxy materials and other SEC filings may be accessed without charge at SEC’s website at www.sec.gov.  These materials may also be obtained for free by contacting Pentwater’s proxy solicitor, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.  If you have any questions or need assistance in voting please contact MacKenzie at the above mentioned numbers.